Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-234547) and Form S-8 (Nos. 333-150694, 333-166828, 333-188599 and 333-223167) of Albemarle Corporation of our report dated February 18, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
February 18, 2022